Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS THIRD QUARTER 2024 RESULTS

- Agreed to New Rents on all 2023 & 2024 Negotiated Leases -

- Increased Term Loan Commitments by $50 Million -

- Acquired 35 USPS Properties for $13.3 Million at a Weighted Average
Capitalization Rate of 7.5% -

Cedarhurst, New York, November 4, 2024 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,000 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter ended September 30, 2024.

Highlights for the Quarter Ended September 30, 2024

●	22% growth in revenues from third quarter 2023 to third quarter 2024

●	Net income attributable to common shareholders of $1.1 million, or $0.03 per diluted share

●	Funds from Operations (“FFO”) of $7.1 million, or $0.24 per diluted share

●	Adjusted Funds from Operations (“AFFO”) of $8.8 million, or $0.30 per diluted share

●	Subsequent to quarter end, the Company announced a quarterly dividend of $0.24 per share

●	Acquired 35 USPS properties for approximately $13.3 million, excluding closing costs, at a weighted average capitalization rate of 7.5%

●	Agreed to new rents on all 2023 and 2024 negotiated leases with the USPS, all new executed leases include 3% annual escalations

●	Subsequent to quarter end, added $50.0 million of commitments to the term loan maturing in February 2028, of which $40.0 million was drawn at closing of the transaction and the proceeds were used to paydown the revolving credit facility

●	Subsequent to quarter end, increased the accordion feature under the credit facilities for term loans to $50.0 million

“We delivered solid results this quarter as we made noteworthy progress on re-leasing and raised a substantial amount of capital,” stated Andrew Spodek, Chief Executive Officer. “Our negotiations with the Postal Service have resulted in new five and ten year leases featuring 3% annual rent escalations, as 21% of our portfolio now benefits from rent escalations; an impressive shift from the historically flat rents in postal leases. Our term loan and interest rate swap execution subsequent to quarter end, provide us additional capital to continue to grow our portfolio of postal properties while also allowing us to reduce our weighted average interest rate and exposure to floating rate debt. With our strong internal and external growth, we remain confident in our ability to deliver attractive returns for our stakeholders.”

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.6% occupied, comprised of 1,642 properties across 49 states and one territory with approximately 6.3 million net leasable interior square feet and a weighted average rental rate of $10.11 per leasable square foot based on rents in place as of September 30, 2024. The weighted average rental rate consisted of $12.32 per leasable square foot on last-mile and flex properties, and $3.57 on industrial properties.

During the third quarter, the Company acquired 35 last-mile and flex properties leased to the USPS for approximately $13.3 million excluding closing costs, comprising approximately 106,000 net leasable interior square feet at a weighted average rental rate of $11.94 per leasable square foot based on rents in place as of September 30, 2024.

Leasing

As of October 21, 2024, the company had received 80 fully executed new leases from the USPS representing 55% of the aggregate 2023 expired rent and 106 fully executed new leases from the USPS representing 78% of the aggregate 2024 expired and scheduled to expire rent. All executed leases were subject to 3% annual rent escalations. The total net lump sum catch-up payment received from the USPS related to the 2023 leases was approximately $1.4 million, comprised of $0.3 million for leases executed during the second quarter 2024, $1.0 million for leases executed during the third quarter 2024 and $0.1 million for leases executed during October 2024. The total net lump sum catch-up payment received from the USPS related to the 2024 leases was approximately $0.4 million, comprised of $0.3 million for leases executed during the third quarter 2024 and $0.1 million for leases executed during October 2024.

Balance Sheet & Capital Markets Activity

As of September 30, 2024, the Company had approximately $1.4 million of cash and property-related reserves, and approximately $277 million of net debt with a weighted average interest rate of 4.51%. At the end of the quarter, 84% of the Company’s debt outstanding was set to fixed rates (when taking into account interest rate hedges), and $106 million of the Company’s revolving credit facility was undrawn.

During the third quarter and through October 21, 2024, the Company issued 732,266 shares of common stock through its at-the-market equity offering program and 252,198 common units in its operating partnership for portfolio acquisitions for total gross proceeds of approximately $14.2 million at an average gross price per share/unit of $14.41.

Dividend

On October 22, 2024, the Company declared a quarterly dividend of $0.24 per share of Class A common stock. The dividend equates to $0.96 per share on an annualized basis. The dividend will be paid on November 29, 2024 to stockholders of record as of the close of business on November 4, 2024.

Subsequent Events

Subsequent to quarter end and through October 21, 2024, the Company acquired 13 properties comprising approximately 29,000 net leasable interior square feet for approximately $4.2 million, excluding closing costs. The Company had another 29 properties totaling approximately $10.6 million under definitive contracts.

Subsequent to quarter end, the Company sold two properties for a combined sales price of $6.3 million representing a weighted average exit cap rate of 4.9%. The properties were purchased for a combined purchase price of $3.6 million.

On October 25, 2024, the Company amended its credit facilities to, among other things, add $50.0 million of commitments to the term loan maturing in February 2028, increase the accordion feature under the credit facilities for term loans to $50.0 million and replace Bank of Montreal with Truist Bank as the administrative agent. $40.0 million was drawn by the Company on the closing date of the transaction and $10.0 million remained undrawn and available on a delayed-draw basis. In connection with the $40.0 million draw, the Company also entered into an interest rate swap that effectively fixed the interest rate through February 2028 at a current rate of 5.37%. The Company used the $40.0 million of proceeds to repay the outstanding balance on the revolving credit facility. Following these transactions, the weighted average interest rate on the Company’s debt outstanding was 4.36% and 98% of all debt was set to fixed rates.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the third quarter 2024 financial results on Tuesday, November 5, 2024, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Tuesday, November 5, 2024, through 11:59 P.M. Eastern Time on Tuesday, November 19, 2024, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13742005.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company’s formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are for replacements of roof or parking lots, (iv) are considered infrequent or extraordinary in nature, or (v) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up amounts for increased rents, net of any lease incentives), fair value lease adjustments, casualty losses and income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of September 30, 2024 is calculated as total debt of approximately $278 million less cash and property-related reserves of approximately $1 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,000 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900

Postal Realty Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Rental income	$18,772	$15,438	$52,740	$44,699
Fee and other	895	668	2,264	2,012
Total revenues	19,667	16,106	55,004	46,711
Operating expenses:
Real estate taxes	2,487	2,089	7,174	6,101
Property operating expenses	2,536	1,917	7,007	4,955
General and administrative	3,884	3,352	12,094	11,121
Casualty and impairment losses, net	216	—	216	—
Depreciation and amortization	5,756	4,919	16,575	14,537
Total operating expenses	14,879	12,277	43,066	36,714
Income from operations	4,788	3,829	11,938	9,997
Other income	9	246	74	485
Interest expense, net:
Contractual interest expense	(3,246)	(2,446)	(8,771)	(6,793)
Write-off and amortization of deferred financing fees	(180)	(174)	(543)	(504)
Interest income	7	—	13	1
Total interest expense, net	(3,419)	(2,620)	(9,301)	(7,296)
Income before income tax expense	1,378	1,455	2,711	3,186
Income tax expense	(29)	(19)	(73)	(56)
Net income	1,349	1,436	2,638	3,130
Net income attributable to operating partnership unitholders’ non-controlling interests	(278)	(270)	(544)	(604)
Net income attributable to common stockholders	$1,071	$1,166	$2,094	$2,526
Net income per share:
Basic and Diluted	$0.03	$0.04	$0.04	$0.08
Weighted average common shares outstanding:
Basic and Diluted	22,737,484	20,277,417	22,375,339	19,712,504

Postal Realty Trust, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	September 30, 2024	December 31, 2023

Assets
Investments:
Real estate properties, at cost:
Land	$119,293	$106,074
Building and improvements	489,156	443,470
Tenant improvements	7,333	6,977
Total real estate properties, at cost	615,782	556,521
Less: Accumulated depreciation	(54,406)	(43,791)
Total real estate properties, net	561,376	512,730
Investment in financing leases, net	15,973	16,042
Total real estate investments, net	577,349	528,772
Cash	970	2,235
Escrow and reserves	537	632
Rent and other receivables	6,086	4,750
Prepaid expenses and other assets, net	10,254	13,369
Goodwill	1,536	1,536
Deferred rent receivable	2,004	1,542
In-place lease intangibles, net	12,392	14,154
Above market leases, net	270	355
Assets held for sale, net	3,657	—
Total Assets	$615,055	$567,345

Liabilities and Equity
Liabilities:
Term loans, net	$199,051	$198,801
Revolving credit facility	44,000	9,000
Secured borrowings, net	33,915	32,823
Accounts payable, accrued expenses and other, net	14,715	11,996
Below market leases, net	14,408	13,100
Total Liabilities	306,089	265,720
Commitments and Contingencies
Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized; 23,313,185 and 21,933,005 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	233	219
Class B common stock, par value $0.01 per share; 27,206 shares authorized; 27,206 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	306,006	287,268
Accumulated other comprehensive income	2,316	4,621
Accumulated deficit	(63,001)	(48,546)
Total Stockholders’ Equity	245,554	243,562
Operating partnership unitholders’ non-controlling interests	63,412	58,063
Total Equity	308,966	301,625
Total Liabilities and Equity	$615,055	$567,345

Postal Realty Trust, Inc.

Reconciliation of Net Income to FFO and AFFO

(Unaudited)

(In thousands, except share and per share data)

For the Three Months Ended September 30, 2024
Net income	$1,349
Depreciation and amortization of real estate assets	5,729
FFO	$7,078
Recurring capital expenditures	(253)
Write-off and amortization of deferred financing fees and amortization of debt discounts	181
Straight-line rent and other adjustments	847
Fair value lease adjustments	(828)
Acquisition-related and other expenses	63
Income on insurance recoveries from casualties	(9)
Casualty losses, net	216
Non-real estate depreciation and amortization	27
Non-cash components of compensation expense	1,435
AFFO	$8,757
FFO per common share and common unit outstanding	$0.24
AFFO per common share and common unit outstanding	$0.30
Weighted average common shares and common units outstanding, basic and diluted	29,326,905